Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	January 28, 2015
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FOURTH QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, January 28, 2015 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its fourth quarter ended December 31, 2014.

Fourth Quarter Highlights

•	Funds from operations (FFO) of $0.78 per share

•	Net income available to common stockholders of $0.32 per share, including a property-disposition gain of $0.13 per share

•	Revenues from continuing operations of $141.8 million
Stabilized Portfolio

•	Stabilized portfolio 94.4% occupied and 96.3% leased at December 31, 2014

•	Signed new or renewing leases totaling 1,051,939 square feet
Development

•	Delivered and stabilized a 341,000 square-foot, two-building office project located in Silicon Valley’s Mountain View submarket

•	Executed a 12-year, 180,000 square-foot lease with Viacom at Columbia Square, a mixed-use development project, located in Los Angeles’ Hollywood submarket

•	Commenced development of The Heights at Del Mar, an approximately 73,000 square-foot office project located in San Diego’s Del Mar submarket

•	Acquired two adjacent land sites totaling approximately five acres in San Francisco’s Central SOMA district for approximately $71.0 million
Acquisitions

•	Acquired a four-building, 17-acre, 267,000 square-foot office campus in Silicon Valley’s Sunnyvale submarket for approximately $100.5 million

Capital Recycling

•	Completed the sale of two office buildings located in San Rafael and Orange, California for total gross proceeds of $60.2 million
Finance

•	Repaid $135.5 million remaining principal value of the 4.25% Exchangeable Notes in cash and issued 1,255,917 net shares of common stock representing the value of the exchange option at maturity

•	Raised $82.1 million of gross equity proceeds under the company’s at-the-market (ATM) offering program; established a new $300.0 million ATM offering program
Sustainability

•	Awarded National Association of Real Estate Investment Trust’s (NAREIT) Office Leader in the Light Award

Recent Activity

•	In January 2015, completed the sale of a land site in Irvine, California for gross proceeds of $26.0 million

Results for the Quarter and Full Year Ended December 31, 2014
For its fourth quarter ended December 31, 2014, KRC reported FFO of $69.8 million, or $0.78 per share, compared to $58.5 million, or $0.67 per share, in the fourth quarter of 2013. Net income available to common stockholders was $27.5 million, or $0.32 per share, compared to $19.3 million, or $0.23 per share, in the year-earlier period. Net income in both fourth-quarter 2014 and 2013 included net gains from property dispositions of approximately $11.5 million and $11.8 million, respectively. Including discontinued operations, the company’s revenues in the fourth quarter of 2014 totaled $142.6 million, up from $128.0 million in the fourth quarter of 2013.

For the year ended December 31, 2014, KRC reported FFO of $250.7 million, or $2.85 per share, compared to $218.6 million, or $2.66 per share, for the year ended December 31, 2013. Net income available to common stockholders in 2014 totaled $167.0 million, or $1.95 per share, compared to $30.6 million, or $0.37 per share, in 2013. FFO and net income for the fiscal year 2014 included a $3.5 million gain related to the sale of land. Additionally, net income in fiscal 2014 included approximately $121.9 million in gains from property dispositions. Net income in fiscal 2013 included approximately $12.3 million in gains from property dispositions. Including discontinued operations, the company’s revenues in 2014 totaled $529.2 million, up from $497.8 million in the prior year.

Revenues from continuing operations in 2014 totaled $521.7 million, up from $457.1 million in 2013.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At December 31, 2014, KRC’s stabilized portfolio totaled approximately 14.1 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. KRC signed new or renewing leases on 1,051,939 square feet of space in the stabilized portfolio during the fourth quarter. For the full year, the company achieved annual leasing results in excess of three million square feet. At year-end 2014, KRC’s stabilized portfolio was 94.4% occupied, up from 94.1% at September 30, 2014 and 93.4% at year-end 2013, and was 96.3% leased.

Real Estate Acquisition, Development and Disposition Activity
During the fourth quarter, KRC acquired a four-building, 267,000 square-foot office campus in Sunnyvale, California, for approximately $100.5 million. The approximately 17-acre project is 100% leased. During the quarter, the company also completed the purchase of two adjacent land sites totaling approximately five acres in the central SOMA district of San Francisco for a total of $71.0 million.

The company delivered and stabilized a 341,000 square-foot, two-building office campus during the fourth quarter. The campus, located in Mountain View, California, is 100% leased to Synposys, Inc. for a term of 15 years.

At year-end 2014, KRC had six projects under construction aggregating just over 1.7 million square feet with scheduled completion dates ranging from spring 2015 through 2016. The company estimates its total investment in these six projects will be approximately $1.0 billion.

Within its current development program, KRC executed a 12-year lease with global entertainment company Viacom in the fourth quarter covering 180,000 square feet of space at KRC’s Columbia Square mixed-use project in Hollywood, California. With this transaction, 82% of the company’s office development under construction is now pre-leased.

As part of its ongoing capital recycling program, KRC disposed of two non-strategic office properties during the fourth quarter for total gross proceeds of $60.2 million. In addition, the company sold a land parcel in Irvine, California in mid-January for gross proceeds of approximately $26.0 million.

Financing Activity
During the fourth quarter, KRC repaid $135.5 million in principal of its remaining 4.25% Exchangeable Notes upon maturity and issued 1,255,917 net shares of common stock, representing the value of the exchange option at maturity. The company also established a new at-the-market (ATM) program under which it may sell up to $300.0 million of the company’s common stock in periodic, at-the-market offerings. KRC raised $82.1 million in gross proceeds during the quarter under the ATM.

Management Comments
“KRC had a very strong 2014,” said John Kilroy, Jr., the company’s chairman, president and chief executive officer. “Against a backdrop of steadily improving economic and commercial real estate fundamentals, our teams met or exceeded every target we had set for ourselves. We established a new company leasing record, exceeding 3 million square feet of leases executed and boosted preleasing in our office development program to 82%. We delivered two Northern California development projects under budget and ahead of schedule. We continued to find high quality, economically attractive opportunities to add to our existing portfolio and expand our development pipeline. And we maintained a vigorous capital recycling effort to support our growth while maintaining our financial strength.”

Conference Call and Audio Webcast
KRC management will discuss updated earnings guidance for fiscal 2015 during the company’s January 29, 2015 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8035 reservation #26846809. A replay of the conference call will be available via phone through February 5, 2015 at (888) 286-8010, reservation #95917980, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With more than 65 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At December 31, 2014, the company’s stabilized portfolio totaled 14.1 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by the Global Real Estate Sustainability Benchmark (GRESB) as the North American leader in sustainability and was ranked first among 151 North American participants across all asset types. At the end of the fourth quarter, the company’s properties were 39% LEED certified and 56% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 1.7 million square feet of new office and mixed-use development under construction with a total estimated investment of approximately $1.0 billion. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K/A for the year ended December 31, 2013 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues from continuing operations	$141,765	$118,604	$521,725	$457,111

Revenues including discontinued operations	$142,628	$128,041	$529,222	$497,819

Net income available to common stockholders (1)(2)	$27,540	$19,316	$166,969	$30,630

Weighted average common shares outstanding – basic	84,767	82,071	83,090	77,344
Weighted average common shares outstanding – diluted	85,956	83,761	84,968	77,344

Net income available to common stockholders per share – basic (1)(2)	$0.32	$0.23	$1.99	$0.37
Net income available to common stockholders per share – diluted (1)(2)	$0.32	$0.23	$1.95	$0.37

Funds From Operations (3)(4)	$69,817	$58,482	$250,744	$218,621

Weighted average common shares/units outstanding – basic (5)	87,809	85,124	86,123	80,390
Weighted average common shares/units outstanding – diluted (5)	88,997	86,813	88,001	82,155

Funds From Operations per common share/unit – basic (5)	$0.80	$0.69	$2.91	$2.72
Funds From Operations per common share/unit – diluted (5)	$0.78	$0.67	$2.85	$2.66

Common shares outstanding at end of period			86,260	82,154
Common partnership units outstanding at end of period			1,804	1,805
Total common shares and units outstanding at end of period			88,064	83,959

			December 31, 2014	December 31, 2013
Stabilized office portfolio occupancy rates: (6)
Los Angeles and Ventura Counties			92.8%	93.7%
Orange County			98.7%	92.8%
San Diego County			90.9%	90.8%
San Francisco Bay Area			97.3%	94.8%
Greater Seattle			98.1%	96.7%
Weighted average total			94.4%	93.4%

Total square feet of stabilized office properties owned at end of period: (6)
Los Angeles and Ventura Counties			3,506	3,507
Orange County			272	437
San Diego County			4,244	4,368
San Francisco Bay Area			3,887	2,377
Greater Seattle			2,188	2,048
Total			14,097	12,737
________________________

(1)
Net income available to common stockholders and Funds From Operations for the year ended December 31, 2014 includes $4.4 million related to a net lease termination fee. Net income available to common stockholders and Funds From Operations for the year ended December 31, 2013 includes a $3.7 million net cash payment related to the default of a former tenant and the receipt of a $5.2 million payment related to a property damage settlement.

(2)
Net income available to common stockholders includes gains on dispositions of discontinued operations of $11.5 million and $121.9 million for the three months and year ended December 31, 2014, respectively, $11.8 million and $12.3 million for the three months and year ended December 31, 2013, respectively, and a $3.5 million gain on sale of land for the year ended December 31, 2014.

(3)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(4)	Reported amounts are attributable to common stockholders and common unitholders.

(5)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(6)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for December 31, 2013 include the office properties that were sold during 2014.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$877,633	$657,491
Buildings and improvements	4,059,639	3,590,699
Undeveloped land and construction in progress	1,120,660	1,016,757
Total real estate assets held for investment	6,057,932	5,264,947
Accumulated depreciation and amortization	(947,664)	(818,957)
Total real estate assets held for investment, net	5,110,268	4,445,990

Real estate assets and other assets held for sale, net	8,211	213,100
Cash and cash equivalents	23,781	35,377
Restricted cash	75,185	49,780
Marketable securities	11,971	10,008
Current receivables, net	7,229	10,743
Deferred rent receivables, net	156,416	127,123
Deferred leasing costs and acquisition-related intangible assets, net	201,926	186,622
Deferred financing costs, net	18,374	16,502
Prepaid expenses and other assets, net	20,375	15,783
TOTAL ASSETS	$5,633,736	$5,111,028

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt	$546,292	$560,434
Exchangeable senior notes, net	—	168,372
Unsecured debt, net	1,783,121	1,431,132
Unsecured line of credit	140,000	45,000
Accounts payable, accrued expenses and other liabilities	225,830	198,467
Accrued distributions	32,899	31,490
Deferred revenue and acquisition-related intangible liabilities, net	132,239	101,286
Rents received in advance and tenant security deposits	49,363	44,240
Liabilities of real estate assets held for sale	56	14,447
Total liabilities	2,909,800	2,594,868

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	863	822
Additional paid-in capital	2,635,900	2,478,975
Distributions in excess of earnings	(162,964)	(210,896)
Total stockholders’ equity	2,666,210	2,461,312
Noncontrolling Interests
Common units of the Operating Partnership	51,864	49,963
Noncontrolling interest in consolidated subsidiary	5,862	4,885
Total noncontrolling interests	57,726	54,848
Total equity	2,723,936	2,516,160
TOTAL LIABILITIES AND EQUITY	$5,633,736	$5,111,028

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
REVENUES
Rental income	$127,417	$108,326	$466,328	$411,899
Tenant reimbursements	13,318	9,697	46,717	38,047
Other property income	1,030	581	8,680	7,165
Total revenues	141,765	118,604	521,725	457,111

EXPENSES
Property expenses	25,066	24,220	100,514	94,115
Real estate taxes	12,469	10,288	45,197	39,417
Provision for bad debts	—	200	58	396
Ground leases	769	839	3,075	3,504
General and administrative expenses	12,346	9,910	46,152	39,660
Acquisition-related expenses	211	575	1,479	1,962
Depreciation and amortization	53,770	50,236	202,417	188,887
Total expenses	104,631	96,268	398,892	367,941

OTHER (EXPENSES) INCOME
Interest income and other net investment (losses) gains	(26)	551	561	1,635
Interest expense	(17,691)	(17,849)	(67,571)	(75,870)
Total other (expenses) income	(17,717)	(17,298)	(67,010)	(74,235)

INCOME FROM CONTINUING OPERATIONS BEFORE GAIN ON SALE OF LAND	19,417	5,038	55,823	14,935
Gain on sale of land	—	—	3,490	—
INCOME FROM CONTINUING OPERATIONS	19,417	5,038	59,313	14,935

DISCONTINUED OPERATIONS:
Income from discontinued operations	482	6,180	2,573	17,378
Gains on dispositions of discontinued operations	11,531	11,829	121,922	12,252
Total income from discontinued operations	12,013	18,009	124,495	29,630

NET INCOME	31,430	23,047	183,808	44,565

Net income attributable to noncontrolling common units of the Operating Partnership	(578)	(419)	(3,589)	(685)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	30,852	22,628	180,219	43,880

PREFERRED DIVIDENDS	(3,312)	(3,312)	(13,250)	(13,250)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$27,540	$19,316	$166,969	$30,630

Weighted average common shares outstanding – basic	84,767	82,071	83,090	77,344
Weighted average common shares outstanding – diluted	85,956	83,761	84,968	77,344

Net income available to common stockholders per share – basic	$0.32	$0.23	$1.99	$0.37
Net income available to common stockholders per share – diluted	$0.32	$0.23	$1.95	$0.37

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income available to common stockholders	$27,540	$19,316	$166,969	$30,630
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	578	419	3,589	685
Depreciation and amortization of real estate assets	53,230	50,576	202,108	199,558
Gains on dispositions of discontinued operations	(11,531)	(11,829)	(121,922)	(12,252)
Funds From Operations (1)(2)(3)	$69,817	$58,482	$250,744	$218,621

Weighted average common shares/units outstanding – basic	87,809	85,124	86,123	80,390
Weighted average common shares/units outstanding – diluted	88,997	86,813	88,001	82,155

Funds From Operations per common share/unit – basic (3)	$0.80	$0.69	$2.91	$2.72
Funds From Operations per common share/unit – diluted (3)	$0.78	$0.67	$2.85	$2.66
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)
FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.3 million and $3.1 million for the three months ended December 31, 2014 and 2013, respectively, and $11.0 million and $10.7 million for the years ended December 31, 2014 and 2013, respectively.

(3)	Reported amounts are attributable to common stockholders and common unitholders.